STOCK ACQUISITION AGREEMENT
                                     BETWEEN
                            Jutland Enterprises, Inc.

                                       AND

                       Leland L. Stringer, Barry Vichnick,
                         Allen Nelson and Pamela Nissen

                                  Shareholders
                                       of
                       The Professional Wrestling Alliance


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                              ACQUISITION AGREEMENT
                                TABLE OF CONTENTS



Purchase and Sale.............................................................2

Purchase Price................................................................2

Warranties and Representations of Shareholders................................2

Warranties and Representations of Jutland.....................................5

Term..........................................................................6

The Common Shares.............................................................6

Conditions Precedent to Closing...............................................6

Termination...................................................................7

Exhibits......................................................................7

Miscellaneous Provisions......................................................7

Closing.......................................................................7

Governing Law.................................................................8

Counterparts..................................................................8

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                           STOCK ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT DATED NOVEMBER , 1999, by, between and among Jutland Enterprises, Inc., a Delaware Corporation ("Jutland"), and Leland L. Stringer, Barry Vichnick, Allen Nelson and Pamela Nissen, shareholders of The Professional Wrestling Alliance, a Nevada corporation, ("Shareholders").

         WHEREAS, Shareholders hold a one hundred percent ownership interest in The Professional Wrestling Alliance ("TPWA" or "PWA") through their holdings in the common stock of such corporation; and

         WHEREAS, Shareholders desire to sell and Jutland desires to purchase one hundred percent ownership of The Professional Wrestling Alliance;

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

I. PURCHASE AND SALE. Shareholders hereby agree to sell, transfer, assign and convey to Jutland and Jutland hereby agrees to purchase and acquire from Shareholders, one hundred percent of the ownership interest in The Professional Wrestling Alliance, (the "PWA Transfer Shares").

II. PURCHASE PRICE. The aggregate purchase price to be paid to Shareholders for the PWA TRANSFER SHARES SHALL BE SIXTY MILLION (60,000,000) shares of the common stock of Jutland, which shall be transferred to the Shareholders of TPWA on a pro rata basis as identified in Exhibit "A" hereto.

III. WARRANTIES AND REPRESENTATIONS OF SHAREHOLDERS. In order to induce Jutland to enter into the Agreement and to complete the transaction contemplated hereby, Shareholders warrants and represents to Jutland that:

         A. ORGANIZATION AND STANDING. The Professional Wrestling Alliance is a corporation duly -------------------------- organized, validly existing and in good standing under the laws of the State of its incorporation, is qualified to do business as a foreign corporation in every other state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and have full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business No changes to TPWA's Certificate of Incorporation, amendments thereto and By laws of TPWA will be made before the Closing.

         B. CAPITALIZATION. As of November 1, 1999, the TPWA shares constitute one hundred (100%) percent of the equity capital of shareholders in TPWA, which includes, inter alia, one hundred (100%) percent of TPWA's voting power, right to receive

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                    dividends,  when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to the common stock, if any.

         C. OWNERSHIP OF THE TRANSFER SHARES. As of the Date hereof, Shareholders are the sole owners of the Transfer Shares, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the Transfer Shares will not have been registered under the "33 Act, or any applicable State Securities laws.

         D. TAXES. TPWA has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on TPWA.

         E.         PENDING   ACTIONS.   There   are  no   material   legal
                    actions,lawsuits, proceedings or ---------------- investigations, either administrative or judicial, pending or to the knowledge of Shareholders threatened, against or affecting TPWA. TPWA is not in violation of any law, material ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its products, the '33 Act, the Securities Exchange Act of 1934, as amended (the "34 Act") the Rules and Regulations of the U.S. Securities and Exchange Commission ("SEC"), or the Securities Laws and Regulations of any state.

         F. GOVERNMENTAL REGULATION. TPWA holds the licenses and registrations set forth on ------------------------ Exhibit "E" hereto from the jurisdictions set forth therein, which licenses and registrations are all of the licenses and registrations necessary to permit the Corporation to conduct its current business. All of such licenses and registrations are in full force and effect, and there are no proceedings, hearings or other actions pending that may affect the validity or continuation of any of them. No approval of any other trade or professional association or agency of government other than as set forth on Exhibit "E" is required for any of the transactions effected by this Agreement, and the completion of the transactions contemplated by the Agreement will not, in and of themselves, affect or jeopardize the validity or continuation of any of them.

        G. OWNERSHIP OF ASSETS. Shareholders have good, marketable title, without any liens or encumbrances of any nature whatever, to the Transfer Shares to be transferred to Jutland, which shares represent not less than One Hundred (100%) percent ownership of TPWA.

        H. NO DEBT OWED BY TPWA TO SHAREHOLDERS. TPWA does not owe any money, securities, or property to either the Shareholders of TPWA or any member of the families or to any company controlled by such a person, directly or indirectly.

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        I.          CORPORATE  RECORDS.  All of TPWA's  books  and  records,
                    including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records of TPWA are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

        J. NO MISLEADING STATEMENTS OR OMISSIONS. Neither the Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to Jutland in connection herewith, contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

        K. VALIDITY OF THE AGREEMENT. All corporate and other proceedings required to be taken ------------------------- by TPWA in order to enter into and to carry out the Agreement have been duly and properly taken. No corporate or other action on the part of TPWA is required in connection with this Agreement, or the transaction contemplated herein. The Agreement has been duly executed by Shareholders, and constitutes the valid and binding obligation of Shareholders, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors rights. The execution and delivery of the Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate TPWA's Certificate of Incorporation or document of undertaking, oral or written, to which TPWA is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by Hudson and/or Jutland Inc. can continue to be so conducted after completion of the transaction contemplated hereby.

        L. ENFORCEABILITY OF THE AGREEMENT. When duly executed and delivered, the Agreement --------------------------------
                    and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by Jutland and Shareholders according to their terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors rights and that at the time of such execution and delivery, Jutland will have acquired title in and to the Transfer Shares free and clear of all claims, liens and encumbrances.

        M. ACCESS TO BOOKS AND RECORDS. Jutland has been granted full and free access to the books of TPWA during the course of this transaction prior to Closing.

        O. TPWA'S FINANCIAL STATEMENTS. TPWA's Balance Sheet and Profit and Loss statement for the year, attached hereto as Exhibit "H", accurately describe TPWA's financial position as of the dates thereof, in accordance with applicable legal and accounting requirements.

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          P.   TPWA'S FINANCIAL CONDITION.  Prior to the Closing, TPWA will have no more than $ 10,000 in assets and $100 of liabilities.

IV. WARRANTIES AND REPRESENTATIONS OF JUTLAND. In order to induce Shareholders to enter into the Agreement and to complete the transaction contemplated hereby, Jutland warrants and represents to Shareholders that:

          A. ORGANIZATION AND STANDING. Jutland is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such states, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

          B. NO PENDING ACTIONS. There are no legal actions, lawsuits, proceedings or ------------------- investigations, either administrative or judicial, pending or threatened, against or affecting Jutland, or against any of Jutland's officers or directors and arising out of their operation of Jutland, except as set forth in its audited financial statements as attached hereto. Jutland has been in compliance with, and has not received notice of violation of any law, ordinance or regulation of any kind whatever, including, but not limited to, the '33 Act, the '34 Act, the Rules and Regulations of the SEC or the Securities Laws and Regulations of any state.

          C. CORPORATE RECORDS. All of Jutland's books and records, including without limitation, its book of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all respects since its date of incorporation.

          D. NO MISLEADING STATEMENTS OR OMISSIONS. Neither the Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to Shareholders in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements of facts therein set forth not materially misleading.

          E. VALIDITY OF THE AGREEMENT. All corporate action and proceedings required to be taken -------------------------- by Jutland in order to enter into and to carry out the Agreement have been duly and properly taken. The Agreement has been duly executed by Jutland, and constitutes a valid and binding obligation of Jutland. The execution and delivery of the Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, Jutland's Certificate of Incorporation or By-Laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which Jutland

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                  is a party  or is  bound or may be  affected,  nor  will  such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court regulatory agency or other governmental body.

         F. ENFORCEABILITY OF THE AGREEMENT. When duly executed and delivered, the Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by Shareholders according to their terms, and that at the time of such execution and delivery, Jutland will have acquired good, marketable title in and to the Transfer Shares acquired pursuant hereto, free and clear of all liens and encumbrances

V. TERM. All representations, warranties, covenants and agreements made herein and in the exhibits attached hereto shall survive the execution and delivery of the Agreement and payment pursuant thereto.

VI. THE COMMON SHARES. All of the Jutland Common Shares shall be validly issued, fully-paid ------------------ and non-assessable shares of Jutland Common Stock, with full voting rights, dividend rights, and the right to receive the proceeds of liquidation, if any, as set forth in Jutland's Articles of Incorporation. All of the TPWA Common Shares shall be validly issued, fully-paid and non-assessable shares of TPWA Common Stock, with full voting rights, dividend rights, and the right to receive the proceeds of liquidation, if any, set forth in TPWA's Articles of Incorporation. All of the parties agree and covenant that they will not vote their shares of Jutland Common Stock in favor of any plan for a reverse split of the common stock or other plan or proposal to reduce the number of shares held by the parties hereto for a period of twenty four months from the execution hereof.

VII. CONDITIONS PRECEDENT TO CLOSING.

         A. The obligations of Shareholders under the Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:

                  1. That Jutland and it's management representations and warranties contained herein shall be true and correct at the time of closing date as if such representations and warranties were made at such time;

                  2. That Jutland and its management shall have performed or complied with all agreements, terms and conditions required by the Agreement to be performed or complied with by them prior to or at the time of Closing;

         B. The obligations of Jutland under the Agreement shall be and are subject to fulfillment, prior to, at the Closing or subsequent to the Closing of each of the following conditions:

                  1. That Shareholders's representations and warranties contained herein shall be true and correct at the

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                           time  of  Closing  as  if  such  representations  and
                           warranties were made at such time; and

                  2. That Shareholders shall have performed or complied with all agreements, terms and conditions required by the Agreement to be performed or complied with by it prior to or at the time of Closing.

                  3. That the parties jointly and severally indemnify and hold harmless Jutland's former officers, directors, agents and affiliates against any claims or liabilities, including reasonable attorney's fees and other reasonable defense costs incurred in defending such claims or liabilities, resulting from any claims or liabilities asserted against them as to any material misrepresentation or omissions in the Agreement made by any party hereto.

VIII. TERMINATION. The Agreement may be terminated at any time before or; at Closing, by: ------------

         A.       The mutual agreement of the parties;

         B.       Any party if:

                  1.       Any provision of the Agreement  applicable to a party
                           shall   be   materially   untrue   or   fail   to  be
                           accomplished.

                  2. Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of the Agreement.

Upon termination of the Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

IX. EXHIBITS. All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in their entirety.

X. MISCELLANEOUS PROVISIONS. This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may the Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

XI. CLOSING. The Closing of the transactions contemplated by the Agreement ("Closing") shall take place at 1:00 P.M. on December 15, 1999. The Closing shall occur at the offices of Hudson located at 268 West 400 South, Salt Lake City, Utah 84101 or such other date and

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         place as the parties  hereto shall agree upon.  At the Closing,  all of the documents and items referred to herein shall be exchanged.

XII. GOVERNING LAW. The Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah.

XIII. COUNTERPARTS. The Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

         Jutland Enterprises, Inc.                    TPWA - Shareholders:

     /s/ Richard Surber                                /s/
BY:-------------------------------------              -----------------------
                        , its President               Leland L. Stringer

The Professional Wrestling Alliance                    /s/
                                                      ----------------------
                                                      Barry Vichnick
     /s/
BY:-------------------------------------               /s/
   Leland L. Stringer, its President                  ----------------------
                                                      Allen Nelson

                                                       /s/
                                                      -----------------------
                                                      Pamela Nissen



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                                  EXHIBIT "A"


         Percentage ownersip of The Professional Wrestling Association



                   Leland Stringer          33%

                   Barry Vichnick           30%

                   Allen Nelson             25%

                   Pamela Nissen            12%